UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

RLI Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 par value	RLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2025, Todd W. Bryant, Chief Financial Officer of RLI Corp. (the “Company”), notified the Board of Directors (the “Board”) of his intention to retire from the Company, at a date to be determined in 2026. In connection with his retirement, Mr. Bryant will step down as Chief Financial Officer of the Company on December 31, 2025.

Effective January 1, 2026, Mr. Bryant will remain in an advisory role through his retirement date to support the transition of the Chief Financial Officer responsibilities. Mr. Bryant will continue to receive his current salary through his retirement date, but will not receive any annual or long-term incentive awards in 2026. In addition, Mr. Bryant will be permitted to continue to use the Company’s fractionally-owned aircraft for up to 10 hours while employed at the Company at an hourly rate set by the Board. In connection with his retirement, Mr. Bryant’s equity awards will receive retirement vesting treatment in accordance with their terms due to Mr. Bryant satisfying the age and service requirements set forth in the award agreements.

On November 13, 2025, Aaron P. Diefenthaler was appointed as Chief Financial Officer of the Company, effective January 1, 2026. Mr. Diefenthaler, age 51, is currently the Chief Investment Officer & Treasurer of the Company, a position he has held since 2012. In connection with his promotion, Mr. Diefenthaler will receive an increase in pay to an annual base salary of $400,000 and will be permitted to use the Company’s fractionally-owned aircraft for up to 15 hours for calendar year 2026 at an hourly rate set by the Board.

Also in connection with his promotion, Mr. Diefenthaler will become a participant in the Market Value Potential Executive Incentive Program (MVP Program) effective January 1, 2026, with a preliminary award equal to 1% of the Company’s “Market Value Potential”. As a transition for 2026, he will receive the greater of: (a) the bonus determined by the MVP Program; or (b) bonuses under the incentive plans in which he currently participates, the Management Incentive Program (“MIP”) based on 2026 corporate metrics and the Underwriting Profit Program (“UPP”) for 2025 and prior underwriting years.

There are no arrangements or understandings between Mr. Diefenthaler and any other persons pursuant to which he was selected as Chief Financial Officer of the Company. There are also no family relationships between Mr. Diefenthaler and any director or executive officer of the Company, and Mr. Diefenthaler does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 13, 2025, the Company issued a press release announcing the senior leadership changes discussed above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Press Release dated November 13, 2025 announcing Todd W. Bryant’s retirement as Chief Financial Officer of RLI effective December 31, 2025 and Aaron P. Diefenthaler’s appointment as Chief Financial Officer of RLI effective January 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: November 13, 2025	By:	/s/ Jeffrey D. Fick
Jeffrey D. Fick
Chief Legal Officer